UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 11, 2010

Ameren Corporation

(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On June 10, 2010, the Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Ameren Corporation (“Ameren”) approved and on June 11, 2010, the Board ratified an increase to the base salary of Mr. Thomas R. Voss, Ameren’s Chairman, President and Chief Executive Officer, from $750,000 to $817,500, effective as of July 1, 2010, and Mr. Martin J. Lyons, Jr., Ameren’s Senior Vice President and Chief Financial Officer, from $390,000 to $460,000, effective as of June 16, 2010. The Committee’s decision to adjust Messrs. Voss’s and Lyons’s base salary was based on a number of factors, including but not limited to their individual performance and the Committee’s review of base salary market data for the chief executive officer and chief financial officer positions at similar regulated utility industry companies, which review indicated that each of Messrs. Voss’s and Lyons’s current base salary is below eighty percent of the market median. All other material terms and conditions of Messrs. Voss’s and Lyons’s compensatory plans, contracts or arrangements with Ameren remain the same.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

/s/ Steven R. Sullivan
Steven R. Sullivan
Senior Vice President, General Counsel and Secretary

Date: June 15, 2010